UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1730 E. Northern Avenue, Suite 122
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

( Former Address, 1730 E. Northern Ave, Suite 122 Phoenix. AZ 85020)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2019, the Board of Trustees of lnnSuites Hospitality Trust (the “Trust”) elected Craig Miller, who was serving as the Trust’s Controller and Director of Finance, to serve as the Trust’s Principal Accounting Officer. In that capacity, he will act as principal financial officer to review and certify the Trust’s reports filed with the Securities and Exchange Commission. Mr. Miller was elected following the resignation of Vernon Moore as the Chief Financial Officer to pursue other Accounting opportunities. Mr. Moore may provide future consulting CFO services to the Trust on a contract basis going forward.

For more than five years prior to joining the Trust in May 2018, Mr. Miller was Managing Member of Southwest CFO Services LLC, providing interim and fractional CFO services, as well as financial and operational consulting, to a variety of businesses. He has over 30 years of experience in finance, accounting, enterprise resources planning and tax. Mr. Miller holds a bachelor’s degree in commerce from Santa Clara University, and Masters’ degrees in Business Administration and Accounting and Financial Management from Keller Graduate School of Management. He has served as a mentor to Arizona State University’s Entrepreneurship and innovation programs since 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ James R. Wirth
James R. Wirth
Chief Executive Officer

Date: January 9, 2019